                                  UNITED STATES
                        SECURTIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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             14a-6(e)(2))

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         |X| Soliciting Material Under Rule 14a-12

                               A. SCHULMAN, INC.
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                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                    STARBOARD VALUE & OPPORTUNITY FUND, LLC
                                  PARCHE, LLC
                          RCG STARBOARD ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                               C4S & CO., L.L.C.
                                 PETER A. COHEN
                                MORGAN B. STARK
                               JEFFREY M. SOLOMON
                               THOMAS W. STRAUSS
                                 MARK MITCHELL
                             MICHAEL CAPORALE, JR.
                                   LEE MEYER
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   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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          IN THIS FORM ARE NOT  REQUIRED TO RESPOND  UNLESS THE FORM  DISPLAYS A
          CURRENTLY VALID OMB CONTROL NUMBER.

Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital
Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange
Commission ("SEC") of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of A. Schulman, Inc., a Delaware corporation (the
"Company").

      Item 1: On October 22, 2007, Ramius Capital issued the following press release:

PRESS RELEASE                               Source: Ramius Capital Group, L.L.C.

RAMIUS CAPITAL DISCLOSES 7.6% STAKE IN A. SCHULMAN, INC. AND NOMINATION OF FOUR
DIRECTOR CANDIDATES FOR BOARD
Monday October 22, 10:47 am ET

URGES COMPANY TO EXPLORE STRATEGIC ALTERNATIVES, INCLUDING SALE OF THE COMPANY
PROPOSES MINORITY SLATE OF EXPERIENCED NOMINEES TO STRENGTHEN THE BOARD AND
PROVIDE INCREASED OVERSIGHT

NEW YORK--(BUSINESS WIRE)--Starboard Value and Opportunity Master Fund Ltd., an
affiliate of RCG Starboard Advisors, LLC and Ramius Capital Group, L.L.C.
(collectively, "Ramius"), today announced that it has nominated a slate of four independent candidates for election to the Board of Directors of A. Schulman,
Inc. ("Schulman" or the "Company") (NASDAQ: SHLM - News) at the Company's 2007
Annual Meeting of Shareholders. Ramius, which beneficially owns approximately
7.6% of the common stock of Schulman, detailed its intention in a written notice to the Company.

Ramius believes that its nominees will strengthen the quality of Schulman's
Board by providing better leadership and oversight. Ramius' nominees can prove valuable in helping the Company fully explore strategic alternatives and to focus on improving profitability.

Ramius Partner Jeffrey C. Smith said, "We have been owners of Schulman for several years and believe the Company has not made adequate progress on improving profitability. Schulman is a terrific asset. While we think cash flow can significantly improve, we currently believe the best alternative to enhance stockholder value is a sale of the Company."

ABOUT RAMIUS CAPITAL GROUP, L.L.C.

Ramius Capital Group is a registered  investment  advisor that manages assets of approximately  $9.6 billion in a variety of alternative  investment  strategies.
Ramius  Capital  Group is  headquartered  in New York with  offices  located  in
London, Tokyo, Hong Kong, Munich, and Vienna.

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius
Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, intends to make a preliminary filing with the
Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of stockholders of A. Schulman, Inc., a Delaware corporation (the "Company").

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY
STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL
CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO
CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE
PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Starboard Value and Opportunity
Master Fund Ltd., a Cayman Islands exempted company ("Starboard"), Starboard
Value & Opportunity Fund, LLC, a Delaware limited liability company ("Starboard
Value"), Parche, LLC, a Delaware limited liability company ("Parche"), RCG
Starboard Advisors, LLC, a Delaware limited liability company, Ramius Capital
Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S &
Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen,
Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Michael Caporale, Jr.,
Lee Meyer and Mark Mitchell (the "Participants").

Starboard beneficially owns 998,073 shares of Common Stock of the Company.
Starboard Value beneficially owns 736,984 shares of Common Stock of the Company.
Parche beneficially owns 327,738 shares of Common Stock of the Company. As the investment manager of Starboard and the managing member of Parche, RCG Starboard
Advisors may be deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the
Company owned by Starboard Value and the 327,738 shares of Common Stock of the
Company owned by Parche. As the sole member of RCG Starboard Advisors, Ramius
Capital may be deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the
Company owned by Starboard Value and the 327,738 shares of Common Stock of the
Company owned by Parche. As the managing member of Ramius Capital, C4S may be deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the Company owned by
Starboard Value and the 327,738 shares of Common Stock of the Company owned by
Parche.

As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and
Mr. Solomon may be deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of Common Stock of the
Company owned by Starboard Value and the 327,738 shares of Common Stock of the
Company owned by Parche.

None of Messrs. Caporale, Jr., Meyer or Mitchell directly owns any shares of
Common Stock of the Company. Each of Messrs. Caporale, Jr., Meyer and Mitchell,
as a member of a "group" for the purposes of Section 13(d)(3) of the Securities
Exchange Act of 1934, as amended, may be deemed to beneficially own the 998,073 shares of Common Stock of the Company owned by Starboard, the 736,984 shares of
Common Stock of the Company owned by Starboard Value and the 327,738 shares of
Common Stock of the Company owned by Parche. Each of Messrs. Caporale, Jr.,
Meyer and Mitchell disclaims beneficial ownership of such shares of Common
Stock.

Contact:
Media & Shareholders:
Sard Verbinnen & Co.
Dan Gagnier or Renee Soto, 212-687-8080